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                                                                    Exhibit 12.1

                                 CERTIFICATIONS

I, Richard W. Blickman, certify that:

         1. I have reviewed this annual report on Form 20-F of BE Semiconductor Industries N.V.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

         4. The company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

                           a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

                           b) [Paragraph omitted in accordance with SEC transition instructions contained in SEC Release 34-47986.]

                           c) evaluated the effectiveness of the company's disclosure controls and procedures as of the end of the period covered by this report; and

                           d) Disclosed in this report any change in the company's internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company's internal control over financial reporting; and

         5. The company's other certifying officers and I have disclosed, based on our most recent evaluation, to the company's auditors and the audit committee of the company's board of directors (or persons performing the equivalent functions):

                           a) all significant deficiencies in the design or operation of internal controls which could adversely affect the company's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                           b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls over financial reporting.



Dated:  May 11, 2004                                 /s/ Richard W. Blickman
                                                     -----------------------

                                                     Richard W. Blickman
                                                     Chief Executive Officer